27(h)11(h)	Amendment to the Fund Participation Agreement dated October 22, 2001 between Deutsche DWS Investments VIT Funds (formerly DWS Investments VIT Funds), DWS Investment Management Americas, Inc. (formerly Deutsche Investment Management Americas Inc.), DWS Distributors, Inc. (formerly Scudder Distributors ,Inc.) and Zurich American Life Insurance Company (formerly Kemper Investors Life Insurance Company), dated March 25, 2021

Amendment to Fund Participation Agreement

Dated as of October 22, 2001

This Amendment to the Fund Participation Agreement (“Agreement”) between Deutsche DWS Investments VIT Funds (formerly DWS Investments VIT Funds) (the “Trust”), DWS Investment Management Americas, Inc. (formerly Deutsche Investment Management Americas Inc.) (the “Adviser”), DWS Distributors, Inc. (formerly Scudder Distributors ,Inc.) (the “Underwriter”) and Zurich American Life Insurance Company (formerly Kemper Investors Life Insurance Company) (the “Company”) (collectively, the “Parties”) dated October 22, 2001 is effective this 25th day of March, 2021. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the Parties desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Trust, the Adviser, the Underwriter and the Company agree that the Participation Agreement shall be amended as follows:

4. Article IX of the Participation Agreement is hereby amended by deleting the notice address for the Trust, the Adviser, and the Company and replacing such notice addresses with the following:

If to the Trust:

Deutsche DWS Investments VIT Funds

100 Summer Street

Boston, MA 02110

Attn: Secretary

If to the Adviser:

DWS Investment Management Americas, Inc.

100 Summer Street

Boston, MA 02110

Attn: Chief Legal Officer

If to the Underwriter:

DWS Distributors, Inc.

875 Third Avenue

New York, NY 10022

Attn: Secretary

If to the Company:

Zurich American Life Insurance Company

1299 Zurich Way

Schaumburg, IL 60196-1056

Attn: Chief Legal Officer

and

Zurich American Life Insurance Company

Four World Trade Center

150 Greenwich St.

New York, NY 10007

Attn: Operations Manager

5. Appendix A to the Participation Agreement is hereby deleted in its entirety and replaced with the Appendix A attached to this Amendment.

6. Appendix B to the Participation Agreement is hereby deleted in its entirety and replaced with the Appendix B attached to this Amendment.

7. Except as amended hereby, the Participation Agreement remains in full force and effect in accordance with its terms.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment to the Participation Agreement as of the date set forth above.

ZURICH AMERICAN LIFE INSURANCE COMPANY		DWS INVESTMENT MANAGEMENT AMERICAS, INC.

By:	/s/ Audrey Martin	By:	/s/ Sandy Sculac

Name:	Audrey Martin	Name:	Sandy Sculac

Title:	Vice President	Title:	COO

DEUTSCHE DWS INVESTMENTS VIT FUNDS		DWS DISTRIBUTORS, INC.

By:	/s/ John Millette	By:	/s/ JJ Wilczewski

Name:	John Millette	Name:	JJ Wilczewski

Title:	Vice President	Title:	President & CEO

DWS INVESTMENT MANAGEMENT AMERICAS, INC.		DWS DISTRIBUTORS, INC.

By:	/s/ Peggy Rogers	By:	/s/ Nicole Grogan

Name:	Peggy Rogers	Name:	Nicole Grogan

Title:	CAP	Title:	Vice President

Appendix A

To Participation Agreement among Deutsche DWS Investments VIT Funds, DWS Investment Management, Inc., DWS Distributors, Inc. and Zurich American Life Insurance Company.

List of portfolios:	Classes:

DWS Small Cap Index VIP	Class A
(formerly Deutsche VIT Small Cap Index Fund)

DWS Equity 500 Index VIP	Class A, Class B2
(formerly Equity 500 Index Fund)

Appendix B

To Participation Agreement among Deutsche DWS Investments VIT Funds, DWS Investment Management, Inc., DWS Distributors, Inc. and Zurich American Life Insurance Company.

List of variable separate accounts:

ZALICO Variable Annuity Separate Account (KVASA) (5/29/81)

ZALICO Variable Separate Account (KVSA) (1/22/87)

Contracts funded by separate accounts:

Farmers VA I (KVASA)

Scudder Destinations VA (KVASA)

Scudder Destinations Life (KVSA)

ZS4 (KVASA)

Zurich Kemper Life Investor